GENERAL FINANCIAL ADVISORY AGREEMENT

This Agreement dated the 21st day of June, 2013.

BETWEEN:

WOLVERTON SECURITIES LTD.
1700 – 777 Dunsmuir Street
Vancouver, British Columbia V7Y 1J5

("Wolverton")

AND:

TECKMINE INDUSTRIES INC.
17622 La Entrada Drive
Yorba Linda, California
USA 92886

(the "Company")

WHEREAS:

A. The Company is a corporation which is a US SEC reporting company and is quoted on the OTC Bulletin Board ("OTCBB");

B. Wolverton is a member of the Investment Industry Organization of Canada ("IIROC"), and is a registered investment dealer in the provinces of British Columbia, Alberta and Ontario;

C. Since approximately February, 2013, the Company has received general financial and business advice from Wolverton (the "Services");

NOW THEREFORE THE PARTIES AGREE:

1. Wolverton has provided the Company with the Services on a non-exclusive basis.

2. In consideration for providing the Services, the Company agrees to issue to Wolverton a fee (the "Fee") equal to 223,200 common shares of the Company, and if applicable, subject to regulatory approval. The common shares will be issuable upon signing of this Agreement or such other date as is mutually agreed to between the parties. The common shares will be issuable to "Wolverton Securities Ltd." and will be couriered to the attention of Ms. Rose Zanic, C.A., Senior Vice President, Corporate Finance, Wolverton Securities Ltd. at the address contained herein.

3. If Wolverton is requested to perform any other services in addition to those described above, including but not limited to being a financial advisor for an acquisition transaction or such other corporate event, the terms and conditions relating to such services will be outlined in a separate letter agreement and the fees for such services will be in addition to the fees payable hereunder, will be negotiated separately and in good faith, which are beyond the scope of this Agreement. The parties acknowledge and agree that no additional fees will be payable pursuant to this Agreement unless and until such separate letter agreement is agreed to, in writing, by the parties.

4. Other than expressly provided herein, the Company acknowledges and agrees that all written and oral opinions, advice, analysis and materials provided by Wolverton in connection with its services hereunder were intended solely for the benefit of the Company, and the Company covenants and agrees that no such opinion, advice or material shall be used for any other purpose whatsoever. The Company agrees also that it will not reproduce, disseminate, quote or refer to any of Wolverton's written or oral opinions, advice or materials in whole or in part at any time, in any manner or for any purpose, without Wolverton's prior written consent in each specific instance.

5. Any and all notifications and other communications shall be directed as follows:

To Wolverton: Wolverton Securities Ltd.
Attention: Ms. Rose Zanic, C.A., Senior Vice President, Corporate Finance
Suite 1700, 777 Dunsmuir Street
Vancouver, BC V7Y 1J5

To the Company: Teckmine Industries Inc.
17622 La Entrada Drive
Yorba Linda, California
USA 92886

Any communication delivered or received between the parties shall be deemed to have been received:

(i) when delivered personally against receipt therefore on the date it is delivered;
(ii) when delivered via electronic facsimile transmission, on the date which it is delivered;
(iii) when delivered by Federal Express or such other similar overnight delivery, one day after being sent: and
(iv) when delivered by mail, five (5) business days after being mailed.

6. Each of the parties will upon the reasonable request of the other, make, do, execute or cause to be made, done or executed all further and other lawful acts, deeds, things, devices, documents, instruments and assurances whatever for the better or more perfect and absolute performance of the terms and conditions of this Agreement.

7. Wherever the singular or masculine is used throughout this Agreement, the same shall be read as the plural, feminine or body corporate as the context may require.

8. This Agreement shall enure to the benefit of and be binding upon the parties, their respective heirs, executors, administrators, successors and permitted assigns.

This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

If this Agreement represents your understanding of our arrangement, please sign this Agreement in the space provided below and fax one copy to us (at 604-605-6301) and forward the common share certificate in the amount of 223,200 common shares to the attention of Ms. Rose Zanic.

IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement as of the day and year first above written.

WOLVERTON SECURITIES LTD.

Per: ______________________
Authorized Signatory

Rose Zanic, C.A. Senior Vice President, Corporate Finance

TECKMINE INDUSTRIES INC.

Per: ______________________
Authorized Signatory

Print (Name and Title): NATHAN WOODS
PRESIDENT, TREASURER, SECRETARY

SCHEDULE A
ACCREDITED INVESTOR CERTIFICATE

In connection with the entry into the General Financial Advisory Agreement dated June 21, 2013 (the "**Agreement**") between Wolverton Securities Ltd. ("**Wolverton**") and Teckmine Industries, Inc. (the "**Issuer**"), and the proposed issuance of the common shares by the Issuer to Wolverton as set out therein, Wolverton represents and warrants to the Issuer that Wolverton satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):

______	Category 1	a Canadian financial institution, or a Schedule III bank
______	Category 2	the Business Development Bank of Canada incorporated under the *Business Development Bank of Canada Act* (Canada)
______	Category 3	a subsidiary of any person referred to in Category 1 or 2, if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary
X	Category 4	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the *Securities Act* (Ontario) or the *Securities Act* (Newfoundland and Labrador)
______	Category 5	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in Category 4
______	Category 6	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada
______	Category 7	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'ile de Montreal or an intermunicipal management board in Québec
______	Category 8	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government
______	Category 9	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada) a pension commission or similar regulatory authority of a jurisdiction of Canada
______	Category 10	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000
______	Category 11	an individual whose net income before taxes exceeded $200,000 in each of the two (2) most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two (2) most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year
______	Category 12	an individual who, either alone or with a spouse, has net assets of at least $5,000,000
______	Category 13	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements
______	Category 14	an investment fund that distributes or has distributed its securities only to

(a) a person that is or was an accredited investor at the time of the distribution;

(b) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 of National Instrument 45-106 [*Minimum amount investment*] or 2.19 of National Instrument 45-106 [*Additional investment in investment funds*]; or

(c) a person described in paragraph (a) or (b) that acquires or acquired securities under section 2.18 of National Instrument 45-106 [*Investment fund reinvestment*]

_____Category 15 an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt

_____Category 16 a trust company or trust corporation registered or authorized to carry on business under the *Trust and Loan Companies Act* (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be

_____Category 17 a person acting on behalf of a fully managed account managed by that person, if that person

(a) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

(b) in Ontario, is purchasing a security that is not a security of an investment fund

_____Category 18 a registered charity under the *Income Tax Act* (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded

_____Category 19 an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in Categories 1 to 4 or Category 9 in form and function

_____Category 20 a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors

_____Category 21 an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser

_____Category 22 a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor.

Dated June 21, 2013.

WOLVERTON SECURITIES LTD.

X ______________________

Authorized Signatory

Rose Zanic

Print Name

For the purposes hereof:

(a) "accredited investor" means a person who meets the criteria in any of the above categories;

(b) "Canadian financial institution" means:

(i) an association governed by the *Cooperative Credit Associations Act* (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act; or

(ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in